EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Parent
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HFB Financial Corporation

                                                                       State or Other
                                                                       Jurisdiction of                   Percentage
Subsidiaries (1)                                                       Incorporation                     Ownership
----------------                                                       -------------                     ---------

Home Federal Bank, Federal Savings Bank                                United States                        100%


Subsidiary of Home Federal Bank, Federal Savings Bank
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Home Service Corporation                                               Kentucky                             100%

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(1)      The assets,  liabilities  and operations of the subsidiary are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as an exhibit.